Exhibit 99

Viad Corp Delivers Strong Third Quarter 2016 Results

Earnings per Share Growth Exceeds Guidance

Continued Positive Momentum at Both Business Groups

PHOENIX, October 27, 2016 /PRNewswire/ -- Viad Corp (NYSE: VVI) today announced third quarter 2016 results. Viad’s strong year-over-year growth reflects positive show rotation and continued same-show growth within its Marketing & Events Group (GES), increased visitation and revenue management efforts within its Travel & Recreation Group (T&R) and strong results from businesses acquired during 2016.

	Q3 2016	Q3 2015	y-o-y Change
$ in millions, except per share data
Revenue	$382.5	$255.9	49.4%
Organic Revenue*	359.3	255.9	40.4%

Net Income Attributable to Viad	$33.8	$7.2	**
Income Before Other Items*	35.2	7.8	**
Income Before Other Items per Share*	1.74	0.39	**

Adjusted Segment Operating Income*	$59.4	$14.8	**
Adjusted Segment EBITDA*	72.0	24.0	**

** Change is greater than 100%.

•	Revenue of $382.5 million increased 49.4% ($126.5 million) year-over-year or 40.4% ($103.3 million) on an organic basis (which excludes the impact of acquisitions and exchange rate variances).
o	The organic revenue growth reflects positive show rotation at GES and strong underlying performance at both business groups.
o	The acquisitions of Maligne Lake Tours (January 2016), CATC (March 2016) and ON Services (August 2016) contributed incremental revenue of $31.2 million.
o	Exchange rate variances had an unfavorable impact on revenue of $8.0 million.
•	Adjusted segment operating income, adjusted segment EBITDA and income before other items improved compared to the prior year quarter primarily due to high flow through on the increase in revenue.

Steve Moster, president and chief executive officer, commented, “We continue to see strong momentum at both business groups. In a critical quarter for the year, the teams executed well and delivered better than expected profitability on substantial revenue growth. We also continue to make progress toward our long-term strategic goals and remain disciplined and focused on enhancing shareholder value.”

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*  Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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GES Results

Moster said, “GES delivered strong third quarter revenue growth and the team did an excellent job driving the additional revenue to the bottom line.  In addition, we completed an important strategic acquisition in mid-August that gives us a more meaningful presence in the large U.S. audio-visual services market.  The acquisition of ON Services is well-aligned with our strategy to diversify our mix of event services toward higher-margin adjacencies and to expand our reach further into corporate events as we continue to position GES as the preferred global, full-service provider of live events.”

	Q3 2016	Q3 2015	y-o-y Change
$ in millions
Revenue	$287.0	$188.9	52.0%
U.S. Organic Revenue*	224.7	148.3	51.5%
International Organic Revenue*	68.9	44.9	53.5%

Adjusted Segment Operating Income*	$15.3	$(14.5)	**
Adjusted Segment Operating Margin*	5.3%	(7.7)%	**

Adjusted Segment EBITDA*	$22.8	$(8.0)	**
Adjusted Segment EBITDA Margin*	7.9%	(4.2)%	**

Key Performance Indicators:
U.S. Base Same-Show Revenue Growth(1)			3.0%
U.S. Show Rotation Revenue Change (approx.)(2)			$67
International Show Rotation Revenue Change (approx.)(2)			$18

(1)

Base same-shows are defined as shows produced by GES out of the same city during the same quarter in both the current year and prior year.  Base same-shows represented 28.9% of GES’ U.S. organic revenue during the 2016 third quarter.

(2)	Show rotation refers to shows that take place once every two, three or four years, as well as annual shows that change quarters from one year to the next.

** Change is greater than 100% or 1,000 basis points.

•

GES revenue of $287.0 million increased 52.0% ($98.1 million) year-over-year.  On an organic basis, which excludes the impact of acquisitions and exchange rate variances, revenue increased 52.0% ($98.3 million).

o	U.S. organic revenue increased 51.5% ($76.4 million), primarily due to positive show rotation of approximately $67 million, new business wins and base same-show revenue growth of 3.0%.
o	International organic revenue increased 53.5% ($24.0 million) from the prior year quarter, primarily due to positive show rotation of approximately $18 million, new business wins and same show growth.
•	GES adjusted segment operating income of $15.3 million* increased $29.8 million year-over-year, or $29.6 million on an organic basis.
o	U.S. organic adjusted segment operating income of $14.1 million* increased $23.0 million primarily due to higher revenue and strong operating leverage.
o	International organic adjusted segment operating income of $0.9 million* increased $6.5 million primarily due to higher revenue and strong operating leverage.
•

The acquisition of ON Services contributed revenue of $7.8 million, adjusted segment operating income of $0.5 million* and adjusted segment EBITDA of $1.7 million* during the 2016 third quarter, in line with prior guidance.

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*  Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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T&R Results

Moster said, “The Travel & Recreation Group had an outstanding quarter that far surpassed our expectations.  Organic revenue grew by 10.4 percent on the strength of increased park visitation and our revenue management efforts that resulted in strong growth in passenger volumes at our attractions and improved RevPAR at our hospitality assets. Additionally, our renovations at the Banff Gondola are now complete and initial reviews of the upgraded dining, retail and interpretive experiences have been very positive. The team did an excellent job of converting increased traffic into improved profitability while also enhancing the customer experience.”

	Q3 2016	Q3 2015	y-o-y Change
$ in millions
Revenue	$97.4	$67.1	45.2%
Organic Revenue*	74.0	67.1	10.4%

Adjusted Segment Operating Income*	$44.2	$29.4	50.5%
Adjusted Segment Operating Margin*	45.4%	43.8%	160 bps

Adjusted Segment EBITDA*	$49.3	$31.9	54.3%
Adjusted Segment EBITDA Margin*	50.6%	47.6%	300 bps

Key Performance Indicators:
Same-Store RevPAR(1)	$179	$161	11.2%
Same-Store Room Nights Available(1)	89,193	88,664	0.6%
Same-Store Passengers(2)	941,066	822,480	14.4%
Same-Store Revenue per Passenger(2)	$31	$30	3.3%

(1)

Same-store RevPAR is calculated as total rooms revenue divided by the total number of room nights available for all comparable T&R properties during the periods presented, expressed on a constant currency basis.  Comparable properties are defined as those owned by Viad for the entirety of both periods. Accordingly, the third quarter comparisons exclude CATC.

(2)

Same-store revenue per passenger is calculated as total attractions revenue divided by the total number of passengers for all comparable T&R attractions, expressed on a constant currency basis.  Comparable attractions are defined as those owned by Viad for the entirety of both periods.  Accordingly, the third quarter comparisons exclude Maligne Lake Tours and CATC.  Same-store passengers and revenue per passenger were affected by the partial closure of the Banff Gondola during the 2016 third quarter; although its lift operations were re-opened on May 1, the dining and retail services previously offered at its upper terminal remained closed for renovations into the latter part of the third quarter.

•

T&R revenue of $97.4 million increased $30.3 million (45.2%) year-over-year. On an organic basis, which excludes the impact of acquisitions and exchange rate variances, revenue increased $7.0 million (10.4%) primarily due to higher passenger volumes at the attractions and higher RevPAR across the hospitality portfolio.

•

T&R adjusted segment operating income of $44.2 million* increased $14.8 million. On an organic basis, operating income increased $4.6 million (15.5%) primarily due to high-margin revenue growth from attractions and hospitality assets.

•

The acquisitions of Maligne Lake Tours  and CATC contributed revenue of $23.4 million, adjusted segment operating income of $10.3 million* and adjusted segment EBITDA of $12.7 million* during the quarter, exceeding prior guidance.

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*  Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Cash Flow / Capital Structure

•	Cash flow from operations was $61.0 million for the 2016 third quarter.
•	Capital expenditures for the quarter totaled $12.0 million, comprised of $6.4 million for GES and $5.5 million for T&R.
•

Return of capital totaled $2.0 million for the quarter (which represented quarterly dividends of $0.10 per share).  Viad had 440,540 shares remaining under its current repurchase authorization at September 30, 2016.

•	Debt proceeds (net) totaled $63.1 million for the quarter, reflecting the cash payment of $87 million for the acquisition of ON Services.
•	Cash and cash equivalents were $52.7 million, debt was $196.0 million and the debt-to-capital ratio was 34.0% at September 30, 2016.

Business Outlook

Guidance provided by Viad is subject to change as a variety of factors can affect actual results. Those factors are identified in the Forward-Looking Statements section at the end of this press release.

Viad has provided the following forward-looking non-GAAP financial measures:  Adjusted Segment EBITDA, Adjusted Segment Operating Income and Income Before Other Items. The Company does not provide reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible, not all of the information necessary for quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are available to the Company without unreasonable efforts. Specifically, recent acquisitions include preliminary recordings of the fair values of the assets acquired and liabilities assumed as of the acquisition date; purchase price allocations are not yet finalized and are subject to change within the measurement period (up to one year from the acquisition date) as the assessment of property and equipment, intangible assets, and working capital are finalized. Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors. It is probable that the forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

2016 Full Year Guidance

Viad’s full-year outlook has improved to reflect stronger growth within T&R and the acquisition of ON Services.

•

Consolidated revenue is expected to increase by approximately 10 percent from 2015, driven by positive show rotation of about $50 million and continued underlying growth at GES and T&R, as well as the acquisitions of Maligne Lake Tours, CATC and ON Services, partially offset by unfavorable currency translation of approximately $26 million.

•	Consolidated adjusted segment EBITDA is expected to be in the range of $129 million to $132 million, as compared to prior guidance of $120 million to $126 million and $90.6 million* in 2015.

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*  Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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•	2016 income per share before other items is expected to be in the range of $2.29 to $2.39, up from $1.46 in 2015.
•	The outlook for Viad’s business units is as follows:

	GES	T&R
$ in millions
Revenue	Up high-single digits from 2015 ($976.9)	Up 35% to 37% from 2015 ($112.2)
Adjusted Segment EBITDA	$79.5 to $81.5 (vs. $54.8* in 2015)	$49.5 to $50.5 (vs. $35.8* in 2015)
Depreciation & Amortization	$29 to $30	approx. $13
Adjusted Operating Income	$50 to $52 (vs. $27.7* in 2015)	$36.5 to $37.5 (vs. $27.8* in 2015)
Capital Expenditures	$20 to $22	$25 to $27

o

GES show rotation is expected to have a net positive impact on full year revenue of $50 million versus 2015.  Show rotation refers to shows that occur less frequently than annually, as well as annual shows that shift quarters from one year to the next.

	Q1 Actual	Q2 Actual	Q3 Actual	Q4 Est.	FY Est.
Show Rotation Revenue ($ in millions)	$(11)	$(6)	$85	(15)	$50

o	GES U.S. base same-show revenue is expected to increase at a mid-single digit rate.
o	ON Services (acquired August 11, 2016) is expected to provide $20 million to $22 million in revenue, adjusted segment EBITDA of $3.5 million to $4.5 million and essentially breakeven operating income.
o	T&R revenue is expected to be negatively impacted by approximately $3 million due to the previously announced rationalization of Brewster’s transportation line of business.
o

The T&R acquisitions of Maligne Lake Tours and CATC are expected to provide $34 million to $35 million in revenue, adjusted segment EBITDA of $12 million to $13 million, and adjusted operating income of approximately $8 million.

•

Exchange rates are assumed to approximate $0.76 U.S. Dollars per Canadian Dollar and $1.22 U.S. Dollars per British Pound during the remainder of 2016.  Exchange rate variances are expected to impact 2016 full year results as follows:

	Viad Total	GES	T&R
	$ in millions, except per share data
Revenue	$(26)	$(25)	$(1)
Adjusted Segment Operating Income	$(1.5)	$(1.5)	-
Income per Share Before Other Items	$(0.04)

•	Corporate activities expense is expected to approximate $9.5 million to $10.5 million, inclusive of $0.6 million of acquisition transaction-related costs incurred as of September 30, 2016.
•	The effective tax rate on income before other items is assumed to be 33% to 34%.

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*  Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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2016 Fourth Quarter Guidance

			2016 Guidance
	2015		Low End	High End		FX Impact(1)
	$ in millions, except per share data
Revenue:
GES	$244.5		$240	to	$250	$(10)
T&R	7.2		8.5	to	10.5	—
Adjusted Operating Income (Loss):
GES	$7.7	*	$7	to	$9	$(1)
T&R	(2.9)	*	(8.5)	to	(7.5)	—

Income (Loss) per Share Before Other Items	$0.01	*	$(0.19)	to	$(0.09)	$(0.04)

(1)	FX Impact represents the expected effect of year-over-year changes in exchange rates that is incorporated in the low end and high end guidance ranges presented.
•

GES fourth quarter revenue is expected to be relatively in line with the prior year quarter as continued underlying business growth and the acquisition of ON Services help to offset the expected impact of negative show rotation of about $15 million and unfavorable currency translation of approximately $10 million.

•

T&R fourth quarter revenue is expected to increase primarily as a result of the Banff Gondola being fully re-opened (whereas it was closed during the prior year fourth quarter).  The expected decline in adjusted operating income reflects operating losses from Maligne Lake Tours and CATC, which are seasonally closed during the fourth quarter, as well as the timing of certain expenses and higher performance-based incentives.

Conference Call and Web Cast

Viad (NYSE: VVI) will hold a conference call with investors and analysts for a review of third quarter results on Thursday, October 27, 2016 at 5:00 p.m. (ET). To join the live conference, call (888) 810-6751, passcode “Viad,” or access the webcast through Viad’s Web site at www.viad.com. A replay will be available for a limited time at (800) 871-1323 (no passcode required) or visit the Viad Web site and link to a replay of the webcast.

About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through two distinct business groups: the Marketing & Events Group (GES) and the Travel & Recreation Group (T&R). GES is a global, full-service live events company offering a comprehensive range of services to the world’s leading brands and event organizers. T&R is a collection of iconic destination travel experiences that showcase the best of Banff, Jasper, Glacier, Denali and Kenai Fjords National Parks. Viad is an S&P SmallCap 600 company. For more information, visit the company's Web site at www.viad.com.

Contacts

Sajid Daudi or Carrie Long

Investor Relations

(602) 207-2681

ir@viad.com

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*  Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad’s businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad’s annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by Viad, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

# # #

VIAD CORP AND SUBSIDIARIES

TABLE ONE - QUARTERLY RESULTS

(UNAUDITED)

	Three months ended September 30,				Nine months ended September 30,
($ in thousands, except per share data)	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Revenue:
Marketing & Events Group (M&E):
U.S.	$232,484	$148,314	$84,170	56.8%	$636,299	$550,006	$86,293	15.7%
International	60,926	44,870	16,056	35.8%	187,689	195,829	(8,140)	-4.2%
M&E intersegment eliminations	(6,425)	(4,321)	(2,104)	-48.7%	(15,439)	(13,475)	(1,964)	-14.6%
Total Marketing & Events Group	286,985	188,863	98,122	52.0%	808,549	732,360	76,189	10.4%
Travel & Recreation Group (T&R)	97,402	67,083	30,319	45.2%	143,111	105,017	38,094	36.3%
Corporate eliminations (Note A)	(1,922)	-	(1,922)	**	(3,086)	-	(3,086)	**
Total revenue	$382,465	$255,946	$126,519	49.4%	$948,574	$837,377	$111,197	13.3%

Segment operating income (loss):
Marketing & Events Group:
U.S.	$14,543	$(9,039)	$23,582	**	$37,907	$12,572	$25,335	**
International	644	(5,751)	6,395	**	4,951	6,405	(1,454)	-22.7%
Total Marketing & Events Group	15,187	(14,790)	29,977	**	42,858	18,977	23,881	**
Travel & Recreation Group	44,248	29,361	14,887	50.7%	44,733	30,755	13,978	45.4%
Segment operating income	59,435	14,571	44,864	**	87,591	49,732	37,859	76.1%
Corporate eliminations (Note A)	(518)	-	(518)	**	(940)	-	(940)	**
Corporate activities (Note B)	(2,772)	(1,354)	(1,418)	**	(7,390)	(6,147)	(1,243)	-20.2%
Restructuring charges (Note C)	(1,697)	(257)	(1,440)	**	(3,664)	(1,542)	(2,122)	**
Impairment charges	(120)	-	(120)	**	(120)	-	(120)	**
Net interest expense (Note D)	(1,445)	(1,133)	(312)	-27.5%	(3,971)	(2,881)	(1,090)	-37.8%
Income from continuing operations before income taxes	52,883	11,827	41,056	**	71,506	39,162	32,344	82.6%
Income tax expense (Note E)	(17,878)	(3,746)	(14,132)	**	(23,652)	(10,851)	(12,801)	**
Income from continuing operations	35,005	8,081	26,924	**	47,854	28,311	19,543	69.0%
Loss from discontinued operations	(221)	(163)	(58)	-35.6%	(771)	(233)	(538)	**
Net income	34,784	7,918	26,866	**	47,083	28,078	19,005	67.7%
Net loss attributable to noncontrolling interest	(992)	(688)	(304)	-44.2%	(765)	(515)	(250)	-48.5%
Net income attributable to Viad	$33,792	$7,230	$26,562	**	$46,318	$27,563	$18,755	68.0%

Amounts Attributable to Viad Common Stockholders:
Income from continuing operations	$34,013	$7,393	$26,620	**	$47,089	$27,796	$19,293	69.4%
Loss from discontinued operations	(221)	(163)	(58)	-35.6%	(771)	(233)	(538)	**
Net income	$33,792	$7,230	$26,562	**	$46,318	$27,563	$18,755	68.0%

Diluted income per common share:
Income from continuing operations attributable to Viad common shareholders	$1.68	$0.37	$1.31	**	$2.33	$1.38	$0.95	68.8%
Loss from discontinued operations attributable to Viad common shareholders	(0.01)	(0.01)	-	0.0%	(0.04)	(0.01)	(0.03)	**
Net income attributable to Viad common shareholders	$1.67	$0.36	$1.31	**	$2.29	$1.37	$0.92	67.2%

Basic income per common share:
Income from continuing operations attributable to Viad common shareholders	$1.68	$0.37	$1.31	**	$2.33	$1.38	$0.95	68.8%
Loss from discontinued operations attributable to Viad common shareholders	(0.01)	(0.01)	-	0.0%	(0.04)	(0.01)	(0.03)	**
Net income attributable to Viad common shareholders (Note F)	$1.67	$0.36	$1.31	**	$2.29	$1.37	$0.92	67.2%

Common shares treated as outstanding for Income per share calculations:
Weighted-average outstanding common shares	20,017	19,831	186	0.9%	19,972	19,782	190	1.0%
Weighted-average outstanding and potentially dilutive common shares	20,207	19,974	233	1.2%	20,150	19,946	204	1.0%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE ONE - NOTES TO QUARTERLY RESULTS

(UNAUDITED)

(A)

Corporate Eliminations — The corporate eliminations recorded during the three and nine months ended September 30, 2016 represent the elimination of intercompany revenue and profit realized by the Marketing & Events Group for work completed on renovations for the Travel & Recreation Group’s Banff Gondola.

(B)

Corporate Activities — The increase in corporate activities expense for the three months ended September 30, 2016 was primarily due to an increase in performance-based compensation expense. The increase in corporate activities expense for the nine months ended September 30, 2016 was primarily due to an increase in performance-based compensation expense, offset in part by costs related to a shareholder nomination and settlement agreement during 2015 and lower acquisition transaction-related costs in 2016.

(C)

Restructuring Charges — During the three months ended September 30, 2016 and 2015, Viad recorded restructuring charges of $1.7 million and $0.3 million, respectively, primarily related to the elimination of positions and facility consolidations in the Marketing & Events Group. During the nine months ended September 30, 2016 and 2015, Viad recorded restructuring charges of $3.7 million and $1.5 million, respectively, primarily related to the elimination of positions and facility consolidations in the Marketing & Events Group, as well as the elimination of certain positions at Viad's corporate office.

(D)

Net Interest Expense — The increase in net interest expense for the three months ended September 30, 2016 was primarily due to higher debt balances resulting from acquisitions completed during 2016. The increase in net interest expense for the nine months ended September 30, 2016 was primarily due to higher debt balances resulting from acquisitions completed during 2016, as well as higher interest income received during 2015.

(E)	Income Taxes — The increase in the tax rate for the nine months ended September 30, 2016 was primarily due to a non-cash benefit recorded in the 2015 period related to certain foreign tax assets.
(F)	Income per Common Share — Following is a reconciliation of net income attributable to Viad to net income allocated to Viad common shareholders:

	Three months ended September 30,				Nine months ended September 30,
($ in thousands, except per share data)	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Net income attributable to Viad	$33,792	$7,230	$26,562	**	$46,318	$27,563	$18,755	68.0%
Less: Allocation to nonvested shares	(454)	(100)	(354)	**	(629)	(402)	(227)	-56.5%
Net income allocated to Viad common shareholders	$33,338	$7,130	$26,208	**	$45,689	$27,161	$18,528	68.2%

Weighted-average outstanding common shares	20,017	19,831	186	0.9%	19,972	19,782	190	1.0%

Basic income per common share attributable to Viad common shareholders	$1.67	$0.36	$1.31	**	$2.29	$1.37	$0.92	67.2%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO - NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Income/(Loss) Before Other Items", "Adjusted EBITDA", "Adjusted Segment EBITDA" and "Adjusted Segment Operating Income/(Loss)", which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.  These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP.  The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below.  Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income/(Loss) Before Other Items and Adjusted Segment Operating Income/(Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA and Adjusted Segment EBITDA provide useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business.  Management also believes that the presentation of Adjusted Segment EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended September 30,				Nine months ended September 30,
($ in thousands)	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Income before other items:
Net income attributable to Viad	$33,792	$7,230	$26,562	**	$46,318	$27,563	$18,755	68.0%
Loss from discontinued operations attributable to Viad	221	163	58	35.6%	771	233	538	**
Income from continuing operations attributable to Viad	34,013	7,393	26,620	**	47,089	27,796	19,293	69.4%
Restructuring charges, pre-tax	1,697	257	1,440	**	3,664	1,542	2,122	**
Acquisition-related costs and other non-recurring expenses, pre-tax (A)	63	435	(372)	-85.5%	1,034	2,808	(1,774)	-63.2%
Impairment charges, pre-tax	120	-	120	**	120	-	120	**
Tax benefit on above items	(676)	(267)	(409)	**	(1,611)	(1,525)	(86)	-5.6%
Favorable tax matters	-	-	-	**	-	(1,563)	1,563	-100.0%
Income before other items	$35,217	$7,818	$27,399	**	$50,296	$29,058	$21,238	73.1%

(per diluted share)
Income before other items:
Net income attributable to Viad	$1.67	$0.36	$1.31	**	$2.29	$1.37	$0.92	67.2%
Loss from discontinued operations attributable to Viad	0.01	0.01	-	0.0%	0.04	0.01	0.03	**
Income from continuing operations attributable to Viad	1.68	0.37	1.31	**	2.33	1.38	0.95	68.8%
Restructuring charges, pre-tax	0.08	0.01	0.07	**	0.18	0.09	0.09	100.0%
Acquisition-related costs and other non-recurring expenses, pre-tax (A)	-	0.02	(0.02)	-100.0%	0.05	0.14	(0.09)	-64.3%
Impairment charges, pre-tax	0.01	-	0.01	**	-	-	-	**
Tax benefit on above items	(0.03)	(0.01)	(0.02)	**	(0.08)	(0.08)	-	0.0%
Favorable tax matters	-	-	-	**	-	(0.08)	0.08	-100.0%
Income before other items	$1.74	$0.39	$1.35	**	$2.48	$1.45	$1.03	71.0%

($ in thousands)
Adjusted EBITDA:
Net income attributable to Viad	$33,792	$7,230	$26,562	**	$46,318	$27,563	$18,755	68.0%
Loss from discontinued operations	221	163	58	35.6%	771	233	538	**
Impairment charges	120	-	120	**	120	-	120	**
Interest expense	1,489	1,198	291	24.3%	4,109	3,452	657	19.0%
Income tax expense	17,878	3,746	14,132	**	23,652	10,851	12,801	**
Depreciation and amortization	12,649	9,170	3,479	37.9%	31,206	27,040	4,166	15.4%
Other noncontrolling interest	(661)	(459)	(202)	-44.0%	(691)	(520)	(171)	-32.9%
Adjusted EBITDA	$65,488	$21,048	$44,440	**	$105,485	$68,619	$36,866	53.7%

** Change is greater than +/- 100 percent

(A)	Acquisition-related costs and other non-recurring expenses include:

VIAD CORP AND SUBSIDIARIES

TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Three months ended September 30,				Nine months ended September 30,
	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Acquisition integration costs[1]	$10	$247	$(237)	-96.0%	$422	$991	$(569)	-57.4%
Acquisition transaction-related costs[2]	53	119	(66)	-55.5%	612	1,069	(457)	-42.8%
Shareholder nomination and settlement agreement costs[2]	-	69	(69)	-100.0%	-	748	(748)	-100.0%
Acquisition-related and other non-recurring expenses, pre-tax	$63	$435	$(372)	-85.5%	$1,034	$2,808	$(1,774)	-63.2%

1 Included in segment operating income (loss)

2 Included in corporate activities

VIAD CORP AND SUBSIDIARIES

TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

Organic - The term "organic" is used within this document to refer to results without the impact of exchange rate variances and acquisitions, if any, until such acquisitions are included in the entirety of both comparable periods.  The impact of exchange rate variances (or "FX Impact") is calculated as the difference between current period activity translated at the current period's exchange rates and the comparable prior period's exchange rates.  Management believes that the presentation of "organic" results permits investors to better understand Viad's performance without the effects of exchange rate variances or acquisitions.

	Three months ended September 30, 2016				Three months ended September 30, 2015
($ in thousands)	As Reported	Acquisitions (A)	FX Impact	Organic	As Reported	Acquisitions (A)	Organic
Viad Consolidated:
Revenue	$382,465	$31,226	$(8,016)	$359,255	$255,946	$-	$255,946

Net income attributable to Viad	$33,792				$7,230
Net loss attributable to noncontrolling interest	992				688
Loss from discontinued operations	221				163
Income tax expense	17,878				3,746
Net interest expense	1,445				1,133
Impairment charges	120				-
Restructuring charges	1,697				257
Corporate activities expense	2,772				1,354
Corporate eliminations	518				-
Segment operating income	$59,435	$10,837	$(332)	$48,930	$14,571	$-	$14,571
Integration costs	10	10	-	-	247	-	247
Adjusted segment operating income	59,445	10,847	(332)	48,930	14,818	-	14,818
Segment depreciation	9,929	2,470	(175)	7,634	7,434	-	7,434
Segment amortization	2,658	1,081	(93)	1,670	1,702	-	1,702
Adjusted Segment EBITDA	$72,032	$14,398	$(600)	$58,234	$23,954	$-	$23,954

Adjusted segment operating margin	15.5%	34.7%	4.1%	13.6%	5.8%		5.8%
Adjusted segment EBITDA margin	18.8%	46.1%	7.5%	16.2%	9.4%		9.4%

Marketing & Events Group:
Revenue	$286,985	$7,802	$(7,956)	$287,139	$188,863	$-	$188,863

Segment operating income (loss)	$15,187	$460	$(286)	$15,013	$(14,790)	$-	$(14,790)
Integration costs	64	64	-	-	247	-	247
Adjusted segment operating income (loss)	15,251	524	(286)	15,013	(14,543)	-	(14,543)
Depreciation	5,287	499	(176)	4,964	4,941	-	4,941
Amortization	2,221	702	(93)	1,612	1,625	-	1,625
Adjusted Segment EBITDA	$22,759	$1,725	$(555)	$21,589	$(7,977)	$-	$(7,977)

Adjusted segment operating margin	5.3%	6.7%	3.6%	5.2%	-7.7%		-7.7%
Adjusted segment EBITDA margin	7.9%	22.1%	7.0%	7.5%	-4.2%		-4.2%

Marketing & Events Group - U.S.:
Revenue	$232,484	$7,802	$-	$224,682	$148,314	$-	$148,314

Segment operating income (loss)	$14,543	$460	$-	$14,083	$(9,039)	$-	$(9,039)
Integration costs	64	64	-	-	88	-	88
Adjusted segment operating income (loss)	14,607	524	-	14,083	(8,951)	-	(8,951)
Depreciation	3,836	499	-	3,337	3,545	-	3,545
Amortization	1,660	702	-	958	992	-	992
Adjusted Segment EBITDA	$20,103	$1,725	$-	$18,378	$(4,414)	$-	$(4,414)

Adjusted segment operating margin	6.3%	6.7%		6.3%	-6.0%		-6.0%
Adjusted segment EBITDA margin	8.6%	22.1%		8.2%	-3.0%		-3.0%

(A)	Acquisitions include On Services (acquired August 2016) for M&E U.S. and Maligne Lake Tours (acquired January 2016) and CATC (acquired March 2016) for T&R.

VIAD CORP AND SUBSIDIARIES

TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Three months ended September 30, 2016				Three months ended September 30, 2015
($ in thousands)	As Reported	Acquisitions(A)	FX Impact	Organic	As Reported	Acquisitions(A)	Organic
Marketing & Events Group - International:
Revenue	$60,926	$-	$(7,956)	$68,882	$44,870	$-	$44,870

Segment operating income (loss)	$644	$-	$(286)	$930	$(5,751)	$-	$(5,751)
Integration costs	-	-	-	-	159	-	159
Adjusted segment operating income (loss)	644	-	(286)	930	(5,592)	-	(5,592)
Depreciation	1,451	-	(176)	1,627	1,396	-	1,396
Amortization	561	-	(93)	654	633	-	633
Adjusted Segment EBITDA	$2,656	$-	$(555)	$3,211	$(3,563)	$-	$(3,563)

Adjusted segment operating margin	1.1%		3.6%	1.4%	-12.5%		-12.5%
Adjusted segment EBITDA margin	4.4%		7.0%	4.7%	-7.9%		-7.9%

Travel & Recreation Group:
Revenue	$97,402	$23,424	$(60)	$74,038	$67,083	$-	$67,083

Segment operating income	$44,248	$10,377	$(46)	$33,917	$29,361	$-	$29,361
Integration costs	(54)	(54)	-	-	-	-	-
Adjusted segment operating income	44,194	10,323	(46)	33,917	29,361	-	29,361
Depreciation	4,642	1,971	1	2,670	2,493	-	2,493
Amortization	437	379	-	58	77	-	77
Adjusted Segment EBITDA	$49,273	$12,673	$(45)	$36,645	$31,931	$-	$31,931

Adjusted segment operating margin	45.4%	44.1%	76.7%	45.8%	43.8%		43.8%
Adjusted segment EBITDA margin	50.6%	54.1%	75.0%	49.5%	47.6%		47.6%
(A)	Acquisitions include On Services (acquired August 2016) for M&E U.S. and Maligne Lake Tours (acquired January 2016) and CATC (acquired March 2016) for T&R.

ADDITIONAL PRIOR YEAR NON-GAAP FINANCIAL MEASURES

(per diluted share)	2015
Income (loss) before other items:	Q1	Q2	Q3	Q4	Full Year
Net income (loss) attributable to Viad	$(0.10)	$1.12	$0.36	$(0.05)	$1.32
(Income) loss from discontinued operations attributable to Viad	-	(0.01)	0.01	0.01	0.02
Income (loss) from continuing operations attributable to Viad	(0.10)	1.11	0.37	(0.04)	1.34
Restructuring charges, pre-tax	0.01	0.05	0.01	0.07	0.15
Acquisition-related costs and other non-recurring expenses, pre-tax	0.08	0.05	0.02	0.01	0.15
Tax benefit on above items	(0.03)	(0.03)	(0.01)	(0.03)	(0.11)
Favorable tax matters	(0.08)	-	-	-	(0.07)
Income (loss) before other items	$(0.12)	$1.18	$0.39	$0.01	$1.46

	Q4 2015			FY 2015
Adjusted segment operating income (loss) and adjusted segment EBITDA:	M&E	T&R	Viad	M&E	T&R	Viad
Net income (loss) attributable to Viad			$(957)			$26,606
Net (income) loss attributable to noncontrolling interest			(73)			442
Loss from discontinued operations			161			394
Corporate activities expense			3,573			9,720
Restructuring charges, pre-tax			1,414			2,956
Impairment charges, pre-tax			96			96
Net interest expense			996			3,877
Income tax expense (benefit)			(358)			10,493
Segment operating income (loss)	$7,797	$(2,945)	$4,852	$26,774	$27,810	$54,584
Integration costs	(81)	-	(81)	910	-	910
Adjusted segment operating income (loss)	7,716	(2,945)	4,771	27,684	27,810	55,494
Segment depreciation	5,006	1,417	6,423	20,233	7,654	27,887
Segment amortization	1,643	77	1,720	6,860	320	7,180
Adjusted segment EBITDA	$14,365	$(1,451)	$12,914	$54,777	$35,784	$90,561